Exhibit 99.1

JOHNSON & JOHNSON REPORTS 2020 THIRD-QUARTER RESULTS:
•Sales of $21.1 billion reflecting an overall and operational increase of 1.7%*, and adjusted operational increase of 2.0%* despite the estimated negative impact of the COVID-19 pandemic

•EPS of $1.33 increased 101.5%; adjusted EPS of $2.20 increased 3.8%*

•Company increasing guidance for Full Year Reported Sales by $1.0 billion and Adjusted EPS by $0.15 driven by the strength of the recovery and strong underlying business fundamentals

New Brunswick, N.J. (October 13, 2020) – Johnson & Johnson (NYSE: JNJ) today announced results for third-quarter 2020. “Our third-quarter results reflect solid performance and positive trends across Johnson & Johnson, powered by better-than-expected procedure recovery in Medical Devices, growth in Consumer Health, and continued strength in Pharmaceuticals,” said Alex Gorsky, Chairman and Chief Executive Officer. “I am proud of the relentless passion and Credo-led commitment to patients and customers that our colleagues around the world continue to demonstrate as we boldly fight the COVID-19 pandemic. Our world-class R&D team is working tirelessly to advance the Phase 3 trials of our COVID-19 vaccine and to uphold the highest standards of transparency, safety and efficacy; while other dedicated teams provide ongoing support to hospitals and patients as they return to sites of care, and ensure patients and consumers have the medicines and products they need. This resilient mindset, combined with our strategic capabilities and execution excellence, increase our optimism for continued recovery in 2020 and strong momentum entering into 2021.”
OVERALL FINANCIAL RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
4 Excludes intangible amortization expense and special items

REGIONAL SALES RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

SEGMENT SALES RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

SEGMENT COMMENTARY:

Consumer Health
Consumer Health worldwide operational sales, excluding the net impact of acquisitions and divestitures, increased by 3.1%*, inclusive of the net negative impact of COVID-19 primarily in international over-the-counter products. Sales growth was driven by U.S. growth in over-the-counter products including TYLENOL analgesics and digestive health products; LISTERINE mouthwash in oral care products; OGX in skin health/beauty products; and wound care products, primarily BAND-AID® Brand Adhesive Bandages.

Pharmaceutical
Pharmaceutical worldwide operational sales, excluding the net impact of acquisitions and divestitures, grew 4.7%* driven by DARZALEX (daratumumab), for the treatment of multiple myeloma, STELARA (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, IMBRUVICA (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer, INVEGA SUSTENNA/XEPLION/INVEGA TRINZA/TREVICTA (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults, OPSUMIT (macitentan), an oral endothelin receptor antagonist indicated for the treatment of pulmonary arterial hypertension to delay disease progression, UPTRAVI (selexipag), an oral prostacyclin receptor agonist used to treat pulmonary arterial hypertension and reduce hospitalization, and ERLEADA (apalutamide), a next-generation androgen receptor inhibitor for the treatment of patients with prostate cancer. This growth was partially offset by the negative impact of COVID-19 as well as biosimilar and generic competition, with declines primarily in REMICADE (infliximab), a biologic approved for the treatment of a number of immune-mediated inflammatory diseases, and ZYTIGA (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone for the treatment of metastatic castration-resistant prostate cancer.

Medical Devices
Medical Devices worldwide operational sales, excluding the net impact of acquisitions and divestitures, declined by 3.3%*. The decline was primarily driven by the negative impact of the COVID-19 pandemic and the associated deferral of medical procedures to our Surgery, Orthopaedics, and Vision businesses. Results reflect market recovery versus the second quarter. The decline was partially offset by growth in the Interventional Solutions business led by electrophysiology products.

NOTABLE NEW ANNOUNCEMENTS IN THE QUARTER:
The information contained in this section should be read in conjunction with Johnson & Johnson’s other disclosures filed with the Securities and Exchange Commission, including its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. The reader is also encouraged to review all other news releases available online in the Investors section of the Company’s website at news releases.

Regulatory Approvals	THERMOCOOL SMARTTOUCH – Biosense Webster Receives FDA Approval for SF Ablation Catheter for the Treatment of Persistent Atrial Fibrillation¹	(press release)
	SIMPONI ARIA (golimumab) – Approved by the U.S. Food and Drug Administration for Active Polyarticular Juvenile Idiopathic Arthritis and Extension of Its Active Psoriatic Arthritis Indication in Patients 2 Years of Age and Older	(press release)
	SPRAVATO (esketamine) – Janssen Announces U.S. FDA Approval of CIII Nasal Spray to Treat Depressive Symptoms in Adults with Major Depressive Disorder with Acute Suicidal Ideation or Behavior	(press release)
	DARZALEX (daratumumab) – U.S. FDA Approves New DARZALEX-Based Combination Regimen for Patients with Relapsed/Refractory Multiple Myeloma	(press release)
	STELARA (ustekinumab) – U.S. Food and Drug Administration Approves Treatment of Pediatric Patients with Moderate to Severe Plaque Psoriasis	(press release)
Regulatory Submissions	UPTRAVI (selexipag) – Janssen Submits New Drug Application (NDA) to U.S. FDA for Injection for Intravenous Use to Treat Pulmonary Arterial Hypertension (PAH)	(press release)
	DARZALEX FASPRO (daratumumab and hyaluronidase-fihj) – Janssen Submits Application Seeking U.S. FDA Approval for the Treatment of Patients with Light Chain (AL) Amyloidosis	(press release)
Other	Johnson & Johnson Announces European Commission Approval of Agreement to Supply 200 Million Doses of Janssen's COVID-19 Vaccine Candidate ¹	(press release)
	Johnson & Johnson Completes Acquisition of Momenta Pharmaceuticals, Inc.¹	(press release)
	Johnson & Johnson Initiates Pivotal Global Phase 3 Clinical Trial of Janssen's COVID-19 Vaccine Candidate	(press release)
	CERENOVUS Launches New Suite of Technologies to Advance Stroke Treatment	(press release)
	Johnson & Johnson Announces that Janssen’s COVID-19 Investigational Vaccine Candidate Prevents Severe Clinical Disease in Pre-clinical Studies	(press release)
	Janssen to Discontinue Pimodivir Influenza Development Program	(press release)
	Johnson & Johnson Announces Agreement with U.S. Government for 100 Million Doses of Investigational COVID-19 Vaccine	(press release)
	U.S. FDA Grants Ethicon Breakthrough Device Designation for Monarch-enabled NeuWave Microwave Ablation Technology	(press release)
1 Subsequent to the quarter

FULL-YEAR 2020 GUIDANCE:

Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the Company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson's results computed in accordance with GAAP.
The estimated impact of the COVID-19 pandemic is included in the guidance below.

October 2020	July 2020
($ in Billions, except EPS)

Adjusted Operational Sales[1,2] Change vs. Prior Year	0.5% - 1.5%	(0.8%) - 1.0%
Operational Sales[2] Change vs. Prior Year	$82.0 to $82.8 0.0% - 1.0%	$81.0 to $82.5 (1.3%) - 0.5%
Estimated Reported Sales[3] Change vs. Prior Year	$81.2 to $82.0 (1.0%) - 0.0%	$79.9 to $81.4 (2.6%) - (0.8%)

Adjusted Operational EPS (Diluted)[2,4] Change vs. Prior Year	$7.95 to $8.05 (8.4%) - (7.3%)	$7.85 to $8.05 (9.6%) - (7.3%)
Adjusted EPS (Diluted)[3,4] Change vs. Prior Year	$7.95 to $8.05 (8.4%) - (7.3%)	$7.75 to $7.95 (10.7%) - (8.4%)
1 Non-GAAP financial measure; excludes the net impact of acquisitions and divestitures
2 Non-GAAP financial measure; excludes the impact of translational currency
3 Calculated using Euro Average Rate: October 2020 = $1.14 Euro Average Rate: July 2020 = $1.12 (Illustrative purposes only)
4 Non-GAAP financial measure; excludes intangible amortization expense and special items

Other modeling considerations will be provided on the webcast.

WEBCAST INFORMATION:
Johnson & Johnson will conduct a conference call with investors to discuss this earnings release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website. A replay and podcast will be available approximately two hours after the live webcast in the Investors section of the Company's website at events-and-presentations.

ABOUT JOHNSON & JOHNSON:
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

NON-GAAP FINANCIAL MEASURES:
*Operational sales growth excluding the impact of translational currency, adjusted operational sales growth excluding the net impact of acquisitions and divestitures and translational currency, as well as adjusted net earnings, adjusted diluted earnings per share and adjusted operational diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investors section of the Company's website at quarterly-results.

Copies of the financial schedules accompanying this earnings release are available on the Company’s website at quarterly-results. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can also be found in the Investors section of the Company's website at quarterly-results.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS:
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions and other impacts to the business, or on the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended December 29, 2019, including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” in the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.
Press Contacts:    Investor Contacts:

Cristal Downing        Christopher DelOrefice        Jennifer McIntyre
(732) 524-3283        (732) 524-2955            (732) 524-3922
(908) 616-8833 (M)